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                                                                Exhibit 99(j)(4)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references made to our firm under the captions "Financial Highlights" in the Supplement to the Prospectus and "Financial Statements" in the Supplement to the Statement of Additional Information included in Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A, No. 33-30913) of The Munder Funds Trust.

     We also consent to the incorporation by reference into the Supplement to the Statement of Additional Information for The Munder Funds Trust of our report dated August 14, 2002 with respect to the financial statements and financial highlights of the Munder Cash Investment Fund portfolio of The Munder Funds Trust, included in its June 30, 2002 annual report.


                                                     ---------------------
                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
October 4, 2002